 Exhibit 99.1

Ideal Power Announces Executive Management Team Changes and Corporate Restructuring to Support Recent Progress with PPSA™ and B-TRAN™ Technologies

Introduces Two Separate Operating Divisions Under Parent Company: Power Conversion Systems & B-TRAN™

AUSTIN, TX – April 16, 2018 – Ideal Power Inc., (NASDAQ: IPWR), an innovative power conversion technology company, has announced new executive management team changes as part of a strategic restructuring to support operational progress with the company’s two primary technologies.

Effective today, Ideal Power has realigned into two separate operating divisions: Power Conversion Systems to focus on its Power Packet Switching Architecture (PPSA™) and B-TRAN to develop its Bi-directional bi-polar junction TRANsistor (B-TRAN™) solid state switch technology. In conjunction with the corporate restructuring, the following executive management changes were made:

•	Chairman of the Board, Dr. Lon E Bell appointed Chief Executive Officer and President of Ideal Power

•	Former Chief Executive Officer Dan Brdar appointed Chief Commercial Officer of B-TRAN division

•	Chief Financial Officer Tim Burns will manage Power Conversion Systems business development, purchasing and customer support functions in addition to his continued role as Chief Financial Officer.

•	Vice President of Engineering Uwe Uhmeyer will manage Power Conversion Systems R&D activities

•	Power electronics thought leader Dr. Ted Lesster appointed to the company’s board of directors.

“Our progress with PPSA commercialization and B-TRAN development during the last two quarters now warrants an organizational restructuring within the company as a whole,” said Ideal Power Chairman and newly appointed CEO and President Dr. Lon Bell. “By separating leadership of the two divisions, we will increase our optionality for strategic partners while providing focused management for our two critical corporate assets.

“Each of our proprietary technologies addresses a large but distinct business opportunity and requires a specific strategy, organizational structure, investment business case and operational infrastructure to accelerate development and commercialization. With B-TRAN making significant progress and PPSA orders ramping again, the company and board have decided to add expertise at the board level, reorganize our resources and develop separate strategies for optimal success with each technology. The company and board of directors thank Dan for his leadership during the past five years and look forward to supporting him in his new role with our B-TRAN division,” concluded Bell.

“I am excited and energized to be the commercial lead for the new B-TRAN division,” said former Ideal Power CEO and newly appointed B-TRAN Chief Commercial Officer Dan Brdar. “Separating B-TRAN into its own division will accelerate maturation of our technology and the development of the B-TRAN prototype engineering samples for customer evaluation,” concluded Brdar.

“I look forward to jointly collaborating with Uwe Uhmeyer and together overseeing the PPSA division,” said Ideal Power Chief Financial Officer Tim Burns. “It is encouraging to see orders accelerating for our power conversion systems with both new and existing PPSA customers. Furthermore, the recent growth in our order backlog and sales pipeline is an encouraging sign,” concluded Burns.

About Ideal Power Inc.
Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers innovative solutions to system integrators and project developers enabling distributed energy resources for applications both on and off the grid. Ideal Power’s products deliver reliability and compelling return on investment for renewable energy and storage applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of growing markets, including solar + storage, battery energy storage and microgrids.

Ideal Power’s patented Bi-directional Bi-polar Junction Transistor (B-TRAN) semiconductor technology is a unique double-sided bi-directional AC switch expected to deliver substantial performance improvements over today's conventional power semiconductors. B-TRAN’s offer the potential to improve efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the expected benefits from our corporate restructuring will materialize, whether the recent growth in our order backlog and sales pipeline will continue in future quarters, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, whether a demand for energy storage products will grow, whether demand for our products, which we believe are disruptive, will develop and whether we can compete successfully with other manufacturers and suppliers of energy conversion products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

MZ North America

www.mzgroup.us

Chris Tyson

IPWR@mzgroup.us

1.949.491.8235